Exhibit 32.1

SECTION 1350 CERTIFICATIONS

In connection with the Quarterly Report of Universal Security Instruments, Inc. (the “Company”) on Form 10-Q for the period ending June 30, 2014 as filed with the Securities and Exchange Commission and to which this Certification is an exhibit (the “Report”), the undersigned hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company for the periods reflected therein.

Date: August 20, 2014	By:	/s/ Harvey B. Grossblatt
Harvey B. Grossblatt
President, Chief Executive Officer
(principal executive officer)

	By:	/s/ James B. Huff
James B. Huff
Vice President, Chief Financial Officer
(principal financial officer)